                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 13, 2001


                            CENTURY BANCSHARES, INC.
               (Exact Name of Registrant as Specified in Charter)

                   DELAWARE                            0-16234                            52-1489098
        (State or Other Jurisdiction of         (Commission File Number)                (IRS Employer
                Incorporation)                                                        Identification No.)


                 1275 PENNSYLVANIA AVENUE, N.W., WASHINGTON, DC                              20004
                    (Address of Principal Executive Offices)                               (Zip Code)


       Registrant's telephone number, including area code: (202) 496-4100

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On March 15, 2001, Century Bancshares, Inc. (the "Company" or "Century") completed its previously announced merger (the "Merger") whereby GrandBanc, Inc. ("GrandBanc") was merged into CBI Holdings Corporation, a subsidiary of the Company ("CBI Holdings"), and became a wholly-owned subsidiary of the Company. GrandBanc is the parent holding company of GrandBank, a Maryland chartered commercial bank headquartered in Rockville, Maryland The merger was structured as a reorganization for federal income tax purposes, and will be accounted for as a "pooling of interests."

      Completion of the Merger was previously reported on Form 8-K dated March 15, 2001, at which time Century filed (a) audited consolidated financial statements for GrandBanc for the three years ended December 31, 1999, (b) unaudited consolidated financial statements for GrandBanc for the three and nine month periods ended September 30, 2000 and 1999, and (c) unaudited pro forma condensed combined financial statements for the nine months ended September 30, 2000 and the three years ended December 31, 199, 1998 and 1997. Filed herewith are the audited consolidated financial statements of GrandBanc for the three years ended December 31, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial Statements of GrandBanc. The following financial statements of GrandBanc are filed herewith.

            -     Independent Auditors' Report

            -     Consolidated Balance Sheets as of December 31, 2000 and 1999

            - Consolidated Statements of Operations for Years Ended December 31, 2000, 1999 and 1998

            - Consolidated Statements of Changes in Stockholders' Equity for Years Ended December 31, 2000, 1999 and 1998

            - Consolidated Statements of Cash Flows for Years Ended December 31, 2000, 1999 and 1998

            - Notes to Consolidated Financial Statements for Years Ended December 31, 2000, 1999 and 1998


      (c) Exhibits.

            23.1  Consent of Stegman & Company, independent auditors for
                  GrandBanc.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CENTURY BANCSHARES, INC.


Dated:  September 13, 2001                     By: /s/ JOSEPH S. BRACEWELL
                                                   --------------------------
                                                       Joseph S. Bracewell
                                                       President

ITEM 7(a).  FINANCIAL STATEMENTS OF GRANDBANC.

                          [Letter of Stegman & Company]


                          INDEPENDENT AUDITORS' REPORT


The Stockholders and Board of Directors
GrandBanc, Inc.


      We have audited the accompanying consolidated balance sheets of GrandBanc, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of GrandBanc, Inc. and subsidiaries as of December 31, 2000 and 1999, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2000, are in conformity with accounting principles generally accepted in the United States.


/s/ Stegman & Company


Baltimore, Maryland
February 16, 2001

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                     ASSETS

                                                                  2000             1999
                                                             -------------    -------------
Cash and due from banks                                      $   3,121,105    $   4,299,075
Federal funds sold                                               1,577,773            8,769
Investment securities available for sale - at fair value        43,161,640       44,967,011
Loans                                                           62,439,598       58,992,986
   Less allowance for loan losses                                 (965,376)        (690,364)
                                                             -------------    -------------
Loans - net                                                     61,474,222       58,302,622
Bank premises and equipment                                      3,809,893        3,891,768
Foreclosed real estate                                                --            114,223
Accrued interest receivable                                        916,867          868,486
Intangible assets                                                  855,829        1,017,291
Deferred income taxes                                            2,497,535        3,100,116
Prepaid expenses and other assets                                  566,911          697,597
                                                             -------------    -------------
         TOTAL ASSETS                                        $ 117,981,775    $ 117,266,958
                                                             =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
   Noninterest-bearing deposits                              $  12,913,928    $  10,637,342
   Interest-bearing deposits                                    91,569,463       90,618,858
                                                             -------------    -------------
         Total deposits                                        104,483,391      101,256,200
   Short-term borrowings                                         6,050,491        9,556,919
   Long-term debt                                                  177,500          192,500
   Accrued expenses and other liabilities                          664,835          448,953
                                                             -------------    -------------
         Total liabilities                                     111,376,217      111,454,572
                                                             -------------    -------------

STOCKHOLDERS' EQUITY:
   Common stock - $.10 par value; 20,000,000 shares
     authorized; 4,049,590 shares outstanding in
     2000 and 1999                                                 404,959          404,959
   Additional paid-in capital                                   10,962,879       10,962,879
   Accumulated deficit                                          (4,275,233)      (3,918,210)
   Accumulated other comprehensive loss                           (487,047)      (1,637,242)
                                                             -------------    -------------
         Total stockholders' equity                              6,605,558        5,812,386
                                                             -------------    -------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 117,981,775    $ 117,266,958
                                                             =============    =============

See accompanying notes.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                2000           1999          1998
                                                            -----------    -----------    ----------


INTEREST INCOME:
  Interest and fees on loans                                $ 5,851,101    $ 5,613,215    $7,037,460
  Interest on taxable investment securities                   2,867,463      2,896,016       957,360
  Interest on federal funds sold                                 77,437        103,968       214,203
                                                            -----------    -----------    ----------
         Total interest income                                8,796,001      8,613,199     8,209,023
                                                            -----------    -----------    ----------
INTEREST EXPENSE:
  Interest on certificates of deposit of $100,000 or more       780,995        877,985       811,234
  Interest on other deposits                                  3,520,234      3,312,749     2,902,410
                                                            -----------    -----------    ----------
         Total interest on deposits                           4,301,229      4,190,734     3,713,644
  Interest on short-term borrowings                             542,186        359,008       257,966
  Interest on long-term debt                                     16,572         17,139        45,865
                                                            -----------    -----------    ----------
         Total interest expense                               4,859,987      4,566,881     4,017,475
                                                            -----------    -----------    ----------
NET INTEREST INCOME                                           3,936,014      4,046,318     4,191,548

PROVISION FOR LOAN LOSSES                                       435,000        269,330        10,000
                                                            -----------    -----------    ----------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                             3,501,014      3,776,988     4,181,548
                                                            -----------    -----------    ----------
NONINTEREST INCOME:
  Service charges on deposit accounts                           574,591        410,255       320,219
  Net realized (loss) gain on sales of securities               (32,522)         6,022         5,799
  Other income                                                  187,735        193,732       312,093
                                                            -----------    -----------    ----------
         Total noninterest income                               729,804        610,009       638,111
                                                            -----------    -----------    ----------
NONINTEREST EXPENSE:
  Salaries and employee benefits                              2,158,927      2,093,337     1,799,906
  Occupancy and equipment expense                               868,316        918,425     1,021,654
  Data processing services                                      589,618        564,575       469,919
  FDIC insurance                                                 20,484         71,045        52,901
  Intangible asset amortization                                 161,462        161,462       159,133
  Legal fees                                                     40,364         93,877       108,184
  Foreclosed real estate expenses                               120,247            423        46,661
  Other expenses                                                749,538        920,140       909,121
                                                            -----------    -----------    ----------
         Total noninterest expense                            4,708,956      4,823,284     4,567,479
                                                            -----------    -----------    ----------
(LOSS) INCOME BEFORE INCOME TAXES                              (478,138)      (436,287)      252,180

INCOME TAX (BENEFIT) EXPENSE                                   (121,115)      (166,167)      152,938
                                                            -----------    -----------    ----------
NET (LOSS) INCOME                                           $  (357,023)   $  (270,120)   $   99,242
                                                            ===========    ===========    ==========
NET EARNINGS PER COMMON SHARE:
  Basic                                                           $(.09)         $(.07)         $.02
  Diluted                                                         $(.09)         $(.07)         $.02

See accompanying notes.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                               Accumulated
                                                                                Additional        Other             Total
                                                   Common        Paid-in       Accumulated     Comprehensive     Stockholders'
                                                   Stock         Capital        (Deficit)      (Loss) Income        Equity
                                                  --------     -----------     -----------      -----------      -----------
BALANCE AT JANUARY 1, 1998                        $404,091     $10,928,460     $(3,747,332)     $  (100,176)     $ 7,485,043

Comprehensive income:
  Net income                                          --              --            99,242             --             99,242
  Other comprehensive income net of tax:
     Unrealized gain on investment securities         --              --              --             67,753           67,753
                                                                                                                 -----------
Total comprehensive income                                                                                           166,995

  Issuance of common stock at $4.06 per share          868          34,419            --               --             35,287
                                                  --------     -----------     -----------      -----------      -----------
BALANCE AT DECEMBER 31, 1998                       404,959      10,962,879      (3,648,090)         (32,423)       7,687,325

Comprehensive income:
  Net loss                                            --              --          (270,120)            --           (270,120)
  Other comprehensive income net of tax:
     Unrealized loss on investment securities         --              --              --         (1,604,819)      (1,604,819)
                                                                                                                 -----------

Total comprehensive loss                              --              --              --               --         (1,874,939)
                                                  --------     -----------     -----------      -----------      -----------
BALANCE AT DECEMBER 31, 1999                       404,959      10,962,879      (3,918,210)      (1,637,242)       5,812,386

Comprehensive income:
  Net loss                                            --              --          (357,023)            --           (357,023)
  Other comprehensive income net of tax:
     Unrealized gain on investment securities         --              --              --          1,150,195        1,150,195
                                                                                                                 -----------

Total comprehensive income                            --              --              --               --            793,172
                                                  --------     -----------     -----------      -----------      -----------
BALANCE AT DECEMBER 31, 2000                      $404,959     $10,962,879     $(4,275,233)     $  (487,047)     $ 6,605,558
                                                  ========     ===========     ===========      ===========      ===========

See accompanying notes.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                          2000            1999            1998
                                                                      -----------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                   $  (357,023)   $   (270,120)   $     99,242
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                          263,130         282,127         254,848
    Accretion and amortization of securities                               20,633         116,792          59,126
    Amortization of intangibles                                           161,462         161,462         159,133
    Provision for loan losses                                             435,000         269,330          10,000
    Net realized gain (loss) from sales of assets                          32,522          (6,022)        (72,176)
    Foreclosed real estate - valuation adjustments                        114,223            --              --
    Deferred income taxes                                                (121,115)       (166,167)        133,066
  Net changes in:
    Accrued interest receivable                                           (48,381)       (199,534)        (66,182)
    Prepaid expenses and other assets                                     130,686         194,969         169,382
    Accrued expenses and other liabilities                                215,882         (47,051)         40,817
    Other - net                                                              --            75,994         226,109
                                                                      -----------    ------------    ------------
         Net cash provided by operating activities                        847,019         411,780       1,013,365
                                                                      -----------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net (increase) decrease in federal funds sold                        (1,569,004)      5,122,860      (2,294,629)
  Purchases of available for sale securities                               (4,700)    (22,464,716)    (34,965,701)
  Proceeds from sales, maturities and principal payments
    of available for sale securities                                    3,630,807       8,852,242       8,047,947
  Proceeds from sales and maturities of held-to maturity securities          --              --         7,216,490
  Net decrease (increase) in loans                                     (3,606,600)      1,725,602      15,134,330
  Purchase of property and equipment                                     (181,255)     (2,349,129)       (108,041)
  Proceeds from sale of foreclosed real estate and other assets              --           260,000       1,126,895
                                                                      -----------    ------------    ------------
         Net cash used by investing activities                         (1,730,752)     (8,853,141)     (5,842,709)
                                                                      -----------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits                                              3,227,191       4,530,872       8,027,304
  Net (decrease) increase in short-term borrowings                     (3,506,428)      4,992,548      (1,133,666)
  Repayment of long-term borrowings                                       (15,000)         (7,500)     (1,300,000)
                                                                      -----------    ------------    ------------
         Net cash (used) provided by financing activities                (294,237)      9,515,920       5,593,638
                                                                      -----------    ------------    ------------
NET (DECREASE) INCREASE IN CASH                                        (1,177,970)      1,074,559         764,294

CASH AT BEGINNING OF YEAR                                               4,299,075       3,224,516       2,460,222
                                                                      -----------    ------------    ------------
CASH AT END OF YEAR                                                   $ 3,121,105    $  4,299,075    $  3,224,516
                                                                      ===========    ============    ============

              For the Years Ended December 31, 2000, 1999 and 1998

                                                         2000            1999            1998
                                                      ----------     -----------      ----------
Supplemental disclosures:
  Interest payments                                   $4,688,349     $ 4,636,875      $4,181,945
  Income tax payments                                       --              --              --

Non-cash investing and financing activities:
  Unrealized gain (loss) on investment securities
     available for sale                               $1,150,195     $(1,604,819)     $   67,753

  Stock issued in consideration of
     professional services                            $     --       $      --        $   35,287

See accompanying notes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of GrandBanc, Inc. (the Corporation), including its wholly owned subsidiaries, GrandBank (the Bank) and Facility Holdings, Inc, conform to accounting principles generally accepted in the United States and to prevailing practices within the banking industry. Certain reclassifications have been made to amounts previously reported to conform with the classifications made in 2000.

         Consolidation Policy

             The consolidated financial statements include the accounts of the Corporation, the Bank, and Facility Holdings, Inc., with all significant intercompany transactions eliminated. The financial statements of the Corporation include the Bank under the equity method of accounting.

         Nature of Operations

             The Corporation provides commercial banking services from its four locations in Montgomery County, Maryland and one branch in Alexandria, Virginia. Its primary source of revenue is from providing commercial and real estate loans to customers who are predominately small businesses, professionals and middle income individuals located in Montgomery County, suburban Washington, D.C. and northern Virginia.

         Use of Estimates

             The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investment Securities Available for Sale

             Investment securities available for sale, are stated at estimated fair value based on quoted market prices. They represent those securities which management may sell as part of its asset/liability strategy or which may be sold in response to changing interest rates, changes in prepayment risk or other similar factors. The cost of securities sold is determined by the specific identification method. Net unrealized gains and losses on these securities are reported as accumulated other comprehensive income, as a separate component of stockholders' equity, net of related income taxes.

         Loans

             Loans are stated at their principal amount outstanding net of any deferred fees and costs. Interest income is accrued and credited to income at the contractual rate based on the principal amount outstanding. Loans are placed on non-accrual when specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received.

             Loans are considered impaired when, based on current information, it is probable that the Bank will not collect all principal and interest payments according to the loans' contractual terms. Generally, loans are considered impaired once principal or interest payments become 90 days or more past due and they are placed on non-accrual. Management also considers the financial condition of the borrower, cash flows of the loan and the value of the related collateral. Impaired loans do not include large groups of smaller balance homogeneous loans such as residential real estate and consumer installment loans which are evaluated collectively for impairment. Loans specifically reviewed for impairment are not considered impaired during periods of "minimum delay" in payment (90 days or less) provided eventual collection of all amounts due is expected. The impairment of the loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral if repayment is expected to be provided by the collateral. The majority of the Bank's impaired loans are measured by reference to the fair value of the collateral. Interest income on impaired loans is recognized on the cash basis.

         Allowance for Loan Losses

             The allowance for loan losses represents management's current estimate of the amount which adequately provides for possible losses in the portfolio. The adequacy of the allowance is determined by regular review of the loan portfolio considering such factors as current economic conditions and their effect on the creditworthiness of borrowers, changes in the character of the portfolio and historical loan loss experience. The allowance is increased by provisions charged to operating expense and reduced by loans charged-off, net of recoveries of amounts previously charged-off. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.

         Long-Lived Assets

             Bank premises and equipment are stated at cost and are being depreciated principally on a straight-line basis over the estimated useful lives of the assets. Repair and maintenance costs are charged against income while betterments are capitalized as additions to the related assets. Upon retirement or other disposition of properties, the carrying value and the related accumulated depreciation are removed from the accounts.

             Intangible assets consisting of goodwill and a premium on purchased deposits are being amortized on the straight-line method over 12 years and 9 years, respectively.

             Long-lived assets are evaluated regularly for other-than-temporary impairment. If circumstances suggest that their value may be impaired and the write-down would be material, an assessment of recoverability is performed prior to any write-down of the asset.

         Foreclosed Real Estate

             Foreclosed real estate represents assets acquired in satisfaction of loans either by foreclosure or deeds taken in lieu of foreclosure. Properties acquired are recorded at the lower of cost or fair value less estimated selling costs at the time of acquisition with any deficiency charged to the allowance for loan losses. Thereafter, costs incurred to operate or carry the properties as well as reductions in value as determined by periodic appraisals or other market studies are charged to operating expense. Gains and losses resulting from the final disposition of the properties are included in noninterest expense.

         Income Taxes

             Under the asset and liability method, deferred income taxes reflect the future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are measured using tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are recognized for future deductible temporary differences and tax loss carryforwards if their realization is "more than likely".

2.   FUTURE APPLICATION OF ACCOUNTING STANDARDS

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133, which delayed the effective date of SFAS No. 133 to January 1, 2001 for calendar year companies such as the Corporation. This statement requires derivative instruments be carried at fair value on the balance sheet. The statement continues to allow derivative instruments to be used to hedge various risks and sets forth specific criteria to be used in determining when hedge accounting can be used. The statement also provides for offsetting changes in fair value or cash flows of both the derivative and the hedged asset or liability to be recognized in earnings in the same period; however, any changes in fair value or cash flow that represent the ineffective portion of the hedge are required to be recognized in earnings and cannot be deferred. For derivative instruments not accounted for as hedges, changes in fair value are required to be recognized in earnings.

     The Corporation adopted the provisions of this statement, as amended, for its quarterly and annual reporting beginning January 1, 2001, the statements effective date. There was no effect on the Corporation's financial position upon adoption of this statement.

3.   INVESTMENT SECURITIES

         The amortized cost and estimated fair value of investment securities at December 31 were as follows:

                                                         Gross         Gross       Estimated
                                         Amortized     Unrealized   Unrealized       Fair
   Available for Sale - 2000               Cost          Gains        Losses         Value
                                        -----------     -------     ----------     -----------
Obligations of U.S. government, its
  agencies and sponsored entities       $26,005,813     $   540     $  510,880     $25,495,473
Mortgage-backed securities               17,524,521       4,168        345,322      17,183,367
Other investments                           424,800      58,000           --           482,800
                                        -----------     -------     ----------     -----------
                     Total              $43,955,134     $62,708     $  856,202     $43,161,640
                                        ===========     =======     ==========     ===========

  Available for Sale - 1999

Obligations of U.S. government, its
  agencies and sponsored entities       $26,505,063     $  --       $1,665,812     $24,839,251
Mortgage-backed securities               20,709,235       1,463      1,061,038      19,649,660
Other investments                           420,100      58,000           --           478,100
                                        -----------     -------     ----------     -----------
                     Total              $47,634,398     $59,463     $2,726,850     $44,967,011
                                        ===========     =======     ==========     ===========

           The amortized cost and estimated fair value of investment securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                        Available for Sale
                                                   -----------------------------
                                                                      Estimated
                                                    Amortized           Fair
                                                      Cost              Value
                                                   -----------       -----------
Due in one year or less                            $      --         $      --
Due after one year through five years                5,599,312         5,548,552
Due after five years through ten years              20,406,501        19,946,921
Due after ten years                                       --                --
                                                   -----------       -----------
                                                    26,005,813        25,495,473

Mortgage-backed securities                          17,524,521        17,183,367
Other investments                                      424,800           482,800
                                                   -----------       -----------
     Total                                         $43,955,134       $43,161,640
                                                   ===========       ===========

           At December 31, securities pledged as collateral for public deposits and for other purposes as required or permitted by law were as follows:

                                2000                          1999
                       -------------------------     ---------------------------
                                       Estimated                     Estimated
                        Amortized       Fair         Amortized          Fair
                          Cost          Value           Cost            Value
                       ----------     ----------     -----------     -----------
Available-for-sale     $8,168,877     $7,978,853     $11,676,829     $11,080,291
                       ==========     ==========     ===========     ===========

           Proceeds from sales together with gross gains and losses realized on sales of securities were as follows:

                                                      Available for Sale
                                        ----------------------------------------
                                           2000             1999          1998
                                        -----------      ----------     --------
Proceeds from sale                      $ 1,581,369      $2,788,977     $477,500
Gross realized (losses) gains               (32,522)          6,022        5,799

4.  LOANS AND ALLOWANCE FOR LOAN LOSSES

         The composition of the loan portfolio at December 31 was as follows:

                                                     2000                1999
                                                 -----------         -----------
Real estate - mortgage                           $45,690,823         $40,988,523
Real estate - construction                              --                93,500
Commercial                                        11,744,156          13,381,261
Consumer                                           3,482,603           2,430,209
Credit card receivable                             1,522,016           2,099,493
                                                 -----------         -----------
       Total loans                               $62,439,598         $58,992,986
                                                 ===========         ===========

           Certain senior officers, directors and companies in which officers and directors are partners and principal stockholders have had loan transactions with the Bank. Such extensions of credit have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with outsiders, and at the time did not involve more than the normal risk of collectibility or present other unfavorable circumstances. The following summarizes changes in amounts outstanding, both direct and indirect, to such persons during 2000 and 1999:

                                                    2000                 1999
                                                 ----------           ----------
Balance at January 1                             $1,453,564           $2,259,000
Amounts borrowed                                    742,111              754,564
Amounts paid                                        936,490            1,560,000
                                                 ----------           ----------
Balance at December 31                           $1,259,185           $1,453,564
                                                 ==========           ==========

           Activity in the allowance for loan losses for the three years ended December 31 is as follows:

                                      2000            1999              1998
                                    ---------       ---------       -----------
Balance at January 1                $ 690,364       $ 926,749       $ 1,016,478
Provision for loan losses             435,000         269,330         1,209,000
Loans charged-off                    (233,150)       (581,710)         (586,491)
Recoveries                             73,162          75,995            62,715
                                    ---------       ---------       -----------
Balance at December 31              $ 965,376       $ 690,364       $ 1,701,702
                                    =========       =========       ===========

         At December 31, 2000, 1999 and 1998, the total recorded investment in impaired loans amounted to $379,294, $591,997 and $535,292, respectively. The average balances of these loans were $115,509, $416,948 and $797,148 for the years ended December 2000, 1999 and 1998, respectively. Following is a summary of cash receipts on impaired loans and how they were applied:

                                                 2000         1999        1998
                                               --------     --------     -------
Cash receipts applied to principal balance     $524,525     $109,178     $87,588
Cash received applied to interest                 1,725         --          --

         The allowance for loan losses related to impaired loans amounted to approximately $375,000, $59,000 and $2,000 at December 31, 2000, 1999 and 1998,
respectively. If interest had been recognized on impaired loans at the original interest rate, interest income would have increased approximately $17,000, $48,000 and $91,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

5.  BANK PREMISES AND EQUIPMENT

         Bank premises and equipment consisted of the following at December 31:

                                                    2000                1999
                                                -----------         -----------
Land                                            $ 1,847,288         $ 1,847,288
Building                                          1,742,056           1,638,068
Leasehold improvements                              785,345             765,256
Equipment                                           952,659             895,777
Furniture and fixtures                              196,322             196,322
                                                -----------         -----------
                                                  5,523,670           5,342,711
  Less accumulated depreciation                  (1,713,777)         (1,450,943)
                                                -----------         -----------
                                                $ 3,809,893         $ 3,891,768
                                                ===========         ===========

         The Bank leases office space under various lease agreements. Rental expense for 2000, 1999 and 1998 totaled $357,283, $393,046 and $563,128. Future, minimum annual lease payments for operating leases are as follows:

                2001                                 $  370,867
                2002                                    376,596
                2003                                    342,475
                2004                                    346,787
                2005                                    321,883
                Thereafter                            1,044,816
                                                     ----------
                    Total                            $2,803,424
                                                     ==========

6.  INTANGIBLE ASSETS

          Following is a summary of intangible assets, net of accumulated amortization, included in the consolidated balance sheets:

                                                    Premium on
                                                    Purchased
                                      Goodwill       Deposits         Total
                                      ---------      ---------      -----------
Balance, January 1, 1999              $ 290,175      $ 888,578      $ 1,178,753
  Amortization                          (30,224)      (131,238)        (161,462)
                                      ---------      ---------      -----------
Balance, December 31, 1999              259,951        757,340        1,017,291
  Amortization                          (30,224)      (131,238)        (161,462)
                                      ---------      ---------      -----------
Balance, December 31, 2000            $ 229,727      $ 626,102      $   855,829
                                      =========      =========      ===========

7.  DEPOSITS

          Deposits at December 31 are summarized as follows:

                                                       2000             1999
                                                   ------------     ------------
Non-interest-bearing                               $ 12,913,928     $ 10,637,342
                                                   ------------     ------------
Interest-bearing:
  Savings and interest checking                      17,483,624       15,600,802
  Money market                                       14,973,884       12,358,120
  Certificates of deposit of $100,000 or more        14,821,681       14,690,520
  Other                                              44,290,274       47,969,416
                                                   ------------     ------------
            Total interest-bearing                   91,569,463       90,618,858
                                                   ------------     ------------
             Total                                 $104,483,391     $101,256,200
                                                   ============     ============

8.   SHORT-TERM BORROWINGS

         At December 31, 2000, the Corporation is indebted to an unaffiliated bank in the amount of $1,700,000. The note bears interest at the prime rate (as defined) plus 1/4% and is adjusted annually. Interest is payable monthly and it requires quarterly principal payments of $25,000 with the remaining balance due June 30, 2001. The common stock of the Corporation's wholly owned subsidiary bank is pledged as collateral for this debt.

         At December 31, 2000, Facility Holdings, inc. is indebted to an unaffiliated bank in the amount of $780,000. The note bears interest at the prime rate (as defined) plus 1/4%. Interest is payable monthly and the note matures on June 30, 2001. The loan is collateralized by the real property operated as a bank branch in Alexandria, Virginia.

         Short-term borrowings at December 31, 2000 also consisted of overnight federal funds borrowed, short-term Federal Home Loan Bank advances, securities sold under agreement to repurchase, which are securities sold to the Bank's customers, at the customer's request, under a continuing "roll-over" contract that matures in one business day. The underlying securities sold are U.S. Treasury notes or Federal agencies which are segregated in the Bank's Federal Reserve Bank account from the Company's other investment securities. The following table presents certain information for short-term borrowings:

                                                        2000            1999
                                                     ----------      ----------
Average amount outstanding during the year           $5,761,921      $4,856,188
Weighted average interest rate during the year             5.41%           4.78%
Amount outstanding at year end                       $3,570,491      $7,206,919
Weighted average interest rate at year end                 4.91%           4.23%
Maximum amount at any month end                      $8,672,366      $7,432,698

9.  LONG-TERM DEBT

         At December 31, 2000, the Corporation is also indebted to an unaffiliated bank in the amount of $177,500. The note bears interest at the prime rate (as defined) plus 1/4% and is adjusted annually. Interest is payable monthly and the principal is due September 30, 2001. The common stock of the Corporation's wholly owned subsidiary bank is pledged as collateral for this debt.

10.  STOCK OPTION PLAN

         The Corporation maintains a stock option plan for outside directors and an incentive stock option plan for key employees. The plans provide that 100,000 and 200,000 shares of common stock of the Corporation be reserved for each Plan, respectively. The option price shall be the fair market value of the common stock on the date the option is granted, and the option must be exercised within ten years and five years from the date granted for director and incentive stock option plans, respectively.

         The following is a summary of changes in shares under option for each of the years ended December 31:

                                              2000                    1999                    1998
                                       --------------------   --------------------    --------------------
                                                   Weighted               Weighted    Weighted
                                       Number      Average     Number      Average     Number      Average
                                         of        Exercise      of       Exercise       of       Exercise
                                       Shares       Price      Shares       Price      Shares       Price
                                      --------      -----     --------      -----     --------      -----
Outstanding at beginning of year       189,500      $2.69      160,500      $2.88      121,500      $2.40
Granted                                 10,000        .88       45,000       2.48       49,000       4.00
Expired                                (37,500)      3.36      (16,000)      4.00      (10,000)      2.50
                                       -------                 -------                 -------
Outstanding at end of year             162,000       2.44      189,500       2.69      160,500       2.88
                                       =======                 =======                 =======
Weighted average fair value of
  options granted during the year                   $0.83                   $1.36                   $2.22
                                                    =====                   =====                   =====

     The following summarizes information about options outstanding at December 31, 2000:

                                    Options Outstanding                            Options Exercisable
                        ------------------------------------------------      ------------------------------
                                         Weighted
                                         Average
                                         Remaining          Weighted                            Weighted
   Range of                             Contractual         Average                              Average
Exercise Prices          Number           Life            Exercise Price      Number          Exercise Price
---------------         --------    ---------------       --------------      ------          --------------
 $0.88 - $4.00          162,500        5.47 years             $2.44           152,500             $2.54

         The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the three years ended December 31:

                                          2000            1999            1998
                                        -------         -------         -------
Dividend yield                              .00             .00             .00
Expected volatility                       30.00%          30.00%          30.00%
Risk-free interest rate                    6.48%           5.93%           5.86%
Expected lives                          10 years        10 years        10 years

         The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its Plans. No compensation expense related to the Plans was recorded during the three years ended December 31, 1998. If the Corporation had elected to recognize compensation cost based on the fair value at the grant dates for awards under the Plans consistent with the method of prescribed by SFAS 123, net income and earnings per share would have been changed to the pro forma amounts as follows:

                                                Years Ended December 31,
                                         -------------------------------------
                                            2000           1999          1998
                                         ---------      ---------      -------
Net (loss) income                        $(365,323)     $(320,520)     $13,052
Net (loss) income per share:
  Basic                                  $    (.09)     $    (.08)     $  --
  Diluted                                $    (.09)     $    (.08)     $  --

11.  NET EARNINGS PER COMMON SHARE

         Basic net earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted net earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the year including any potential dilutive common shares outstanding, such as options and warrants. There is no adjustment for stock options in the calculation of diluted earnings per share for 1999 because the effect would have been antidilutable.

         The calculation of net earnings per common share follows:

                                                                Years Ended December 31,
                                                     --------------------------------------------
                                                        2000             1999            1998
                                                     -----------      -----------      ----------
Basic:
  Net (loss) income (applicable to common stock)      $ (357,023)      $ (270,120)     $   99,242
  Average common shares outstanding                    4,049,590        4,049,590       4,048,829
  Basic net earnings per share                        $     (.09)      $     (.07)     $      .02

Diluted:
  Net (loss) income (applicable to common stock)      $ (357,023)      $ (270,120)     $   99,242
  Average common shares outstanding                    4,049,590        4,049,590       4,048,829
  Stock option adjustment                                   --               --            86,190
  Average common shares outstanding - diluted          4,049,590        4,049,590       4,080,063
  Diluted net earnings per share                      $     (.09)      $     (.07)     $      .00

12.  INCOME TAXES

         Federal and state income tax (benefit) expense consists of the following:

                                                           Years Ended December 31,
                                                  --------------------------------------
                                                     2000           1999          1998
                                                  ---------      ---------      --------
Current federal income tax expense                $    --        $    --        $   --
Deferred federal income tax (benefit) expense       (90,192)      (136,043)      125,217
Deferred state income tax (benefit) expense         (30,923)       (30,124)       27,721
                                                  ---------      ---------      --------
                                                  $(121,115)     $(166,167)     $152,938
                                                  =========      =========      ========

         A reconciliation of the differences between the maximum federal statutory income tax rate and the Corporation's effective tax rate for the years ended December 31 is as follows:

                                              2000                        1999                     1998
                                       ---------------------     -----------------------    -------------------
                                                     Percent                    Percent                 Percent
                                                       of                         of                       of
                                                      Pretax                     Pretax                  Pretax
                                                      Income                     Income                  Income
                                        Amount        (Loss)       Amount        (Loss)      Amount      (Loss)
                                      ---------       -----      ---------       -----      --------      ----
Tax (benefit) at statutory rate       $(162,567)      (34.0)%    $(148,338)      (34.0)%    $ 85,741      34.0%
State income taxes net of federal
  income tax benefit                    (20,409)       (4.2)       (19,882)       (4.6)       13,057       5.2
Nondeductible expenses                   61,861        12.9          1,553         0.4        10,230       4.0
Net operating loss                         --            .0           --            .0        43,910      17.4
                                      ---------        -----     ---------       -----      --------      ----
                                      $(121,115)      (25.3)%    $(166,167)      (38.2)%    $152,938      60.6%
                                      =========       =====      =========       =====      ========      ====

         At December 31 net deferred tax assets consisted of the following:

                                                          2000           1999
                                                       ----------     ----------
Deferred tax assets:
      Net operating loss carryforward                  $1,713,838     $1,764,262
      Allowance for loan losses                           287,683        181,473
      Foreclosed real estate - valuation allowance         46,044          1,932
      Depreciation                                         57,716         29,284
      Intangible assets                                    80,992         62,169
      Loan fees and costs                                   4,814          3,893
      Unrealized holding losses on investment
        securities available for sale                     306,448      1,030,145
      Other                                                  --           26,958
                                                       ----------     ----------
              Total deferred tax assets                $2,497,535     $3,100,116
                                                       ==========     ==========

         The Company has recorded a deferred tax asset of $2,497,535, which includes the benefit of $4,437,694 in tax loss carryforwards, which expire in varying amounts between 2007 and 2019. Realization depends on generating sufficient taxable income before the expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced. The amount of loss carryforward available for any one year may be limited if the Company is subject to the alternative minimum tax.

13.  REGULATORY MATTERS

       Capital

             The Corporation is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Corporation's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

             The Corporation is required to maintain risk-based and leverage capital as defined by federal banking agencies. The measurement of risk-based capital takes into account the risk of both the balance sheet assets and off-balance sheet exposures. The regulatory guidelines require minimum risk-based capital ratios of 4% for Tier 1 capital and 8% for total capital. In addition a minimum leverage ratio of Tier 1 capital to quarterly average assets of 3% is required for strong banking organizations. A bank is considered "well capitalized", the highest regulatory category, if it has the following minimum ratios: Tier 1 capital of 6%, total risk-based capital of 10%, and Tier 1 leverage ratio of 5%.

             Quantitative measures established by regulation to ensure capital adequacy require the Corporation and its bank affiliate to maintain at least the minimum amounts of ratios of total Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined). Management believes, as of December 31, 2000, that the Corporation and its bank affiliate met all capital adequacy requirements to which they are subject.

         As of December 31, 2000, the most recent notification from the primary regulators for the Corporation's affiliate banking institution categorized the bank as well capitalized under the prompt corrective action regulations. To be categorized as well capitalized a bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the tables below. There are no conditions or events since the last notifications that management believes have changed the affiliate bank's category.

            The capital ratios of GrandBank, the Corporation's banking subsidiary, were as follows:

                                                                          December 31
                                                                --------------------------------
                                                                    2000                1999
                                                                ------------        ------------
Capital:
   Tier 1 capital                                               $  7,476,920        $  7,558,793
   Tier 2 capital                                                    971,382             690,364
                                                                ------------        ------------

Total capital                                                     $8,448,302          $8,249,157
                                                                ============        ============

Assets:
   Risk-weighted assets                                         $ 75,592,000        $ 74,927,000
   Average assets (fourth quarter)                               115,591,270         118,135,470

                                                                                                              Well
                                                                                                           Capitalized
                                                                                                           Regulatory
                                                                              Actual Rates                  Minimums
                                                                         ---------------------             -----------
                                                                          2000           1999
                                                                         ------         ------
Ratios:
   Tier 1 capital to risk-weighted assets                                  9.7%           10.1%                6.0%
      Total capital to risk-weighted assets                               10.9%           11.0%               10.0%
      Tier 1 leverage to average assets                                    6.6%            6.4%                5.0%

       Dividends

            Dividends payable by the Corporation are unrestricted, although the ability of the Corporation to pay dividends depends upon dividends received by it from the Bank. The Board of Directors adopted a resolution specifying that no dividends will be paid by the Bank to the Corporation, except from the undivided profits of the Bank, or with the prior approval of the Bank Commissioner of the State of Maryland and the Regional Director of the FDIC, from the Bank's surplus in excess of 100% of its required capital stock. In addition, restrictions are also imposed upon the ability of the Bank to make loans to the Corporation, purchase stock in the Corporation, or use the Corporation's securities as collateral for indebtedness of the Bank.

       Cash and Due From Banks

            The Federal Reserve System requires that banks maintain reserve balances based on the type and amount of deposits. At December 31, 2000 and 1999, the Bank was required to maintain reserves of $496,000 and $495,000, respectively.



14.  LITIGATION

            At December 31, 2000, the Corporation was involved in litigation arising from normal banking, financial, and other activities of the Bank. Management, after consultation with legal counsel, does not anticipate that the ultimate liability, if any, arising out of these matters will have a material effect on the Corporation's financial condition.

15.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

            The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments as well as its exposure to credit loss in the event of nonperformance by the other party. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

            Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. At December 31, 2000 and 1999, the Bank's total unfunded commitments to extend credit were $8,199,000 and $12,248,000, respectively. These commitments included unused credit card lines of credit of $3,046,000 and $6,364,000 for 2000 and 1999 respectively. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include loans, property, equipment, commercial properties, and other business assets as may be deemed appropriate.

            Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party and totaled $104,000 and $234,000 at December 31, 2000 and 1999, respectively. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies but may include accounts receivable, inventory, equipment, marketable securities, property, and other business assets as may be deemed appropriate. Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.

16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

            Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments, requires the disclosure of estimated fair values of financial instruments. Quoted market prices, where available, are shown as estimates of fair market values. Because no quoted market prices are available for a significant part of the Corporation's financial instruments, the fair values of such instruments have been derived based on the amount and timing of future cash flows and estimated discount rates.

            Present value techniques used in estimating the fair value of many of the Corporation's financial instruments are significantly affected by the assumptions used. The fair values derived from using present value techniques are not substantiated by comparisons to independent markets, and in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

            The estimated fair values of the Corporation's financial instruments at December 31 are as follows:

                                                                        2000                            1999
                                                            --------------------------------------------------------------
                                                              Carrying          Fair         Carrying           Fair
                                                               Amount          Value          Amount            Value
                                                            ------------   ------------     ------------     -------------
         Financial assets:
           Cash and due from banks                          $  3,121,105   $  3,121,105     $  4,299,075     $  4,299,075
           Federal funds sold                                  1,577,773      1,577,773            8,769            8,769
           Investment securities available for sale           43,161,640     43,161,640       44,967,011       44,967,011
           Loans, net of allowance                            61,474,222     61,342,592       58,302,622       58,177,783
           Accrued interest receivable                           916,867        916,867          868,486          868,486

         Financial liabilities:
           Deposits                                          104,483,391    106,690,468      101,256,200      103,395,106
           Short-term borrowings                               6,050,491      6,050,491        9,556,919        9,556,919
           Long-term debt                                        177,500        177,500          192,500          192,500
           Accrued interest payable                              320,626        320,626          137,064          137,064

         Off-balance sheet items:
           Commitments to extend credit                        5,153,000      5,153,000        5,884,000        5,884,000
           Unused credit card lines of credit                  3,046,000      3,046,000        6,364,000        6,364,000
           Standby letters of credit                             104,000        104,000          234,000          234,000

         The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

     o Cash and due from banks, federal funds sold and time deposits: The carrying amounts reported in the balance sheet for these assets are considered to approximate their fair values.

     o Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     o Loans: For variable-rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate real estate, consumer and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

     o Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts.) The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

     o Federal funds purchased and other short-term borrowings: The carrying amounts approximate their fair values.

     o Long-term borrowings: The fair value is estimated based on interest rates currently available for borrowings with similar terms and remaining maturities.

17.  PARENT COMPANY FINANCIAL INFORMATION

         Condensed balance sheets, statements of income and statements of cash flows for GrandBanc, Inc. (parent only) are presented below:

                                 BALANCE SHEETS

                                                                                                  December 31,
                                                                                        --------------------------------
                                                                                            2000                 1999
                                                                                        -----------          -----------
ASSETS:
  Cash                                                                                  $   154,149          $   259,558
  Investments in subsidiary                                                               8,740,381            7,806,310
  Intangible assets                                                                         145,063              163,369
  Deferred income taxes                                                                     504,561              400,846
                                                                                        -----------          -----------

      TOTAL ASSETS                                                                       $9,544,154           $8,630,083
                                                                                        ===========          ===========

LIABILITIES:
  Notes payable                                                                         $ 1,877,500          $ 1,992,500
  Accrued expenses and other liabilities                                                  1,061,096              825,197
                                                                                        -----------          -----------

      Total liabilities                                                                   2,938,596            2,817,697
                                                                                        -----------          -----------

STOCKHOLDERS' EQUITY:
  Common stock                                                                              404,959              404,959
  Additional paid-in capital                                                             10,962,879           10,962,879
  Accumulated deficit                                                                    (4,275,233)          (3,918,210)
  Accumulated other comprehensive income                                                   (487,047)          (1,637,242)
                                                                                        -----------          -----------

      Total stockholders' equity                                                          6,605,558            5,812,386
                                                                                        -----------          -----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 9,544,154          $ 8,630,083
                                                                                        ===========          ===========

                            STATEMENTS OF OPERATIONS

                                                                               2000             1999             1998
                                                                            ---------         ---------        ---------
INCOME:
  Interest income                                                           $   8,813         $     971        $   4,046
  Other income                                                                     --                --           30,000
                                                                            ---------         ---------        ---------

      Total income                                                              8,813               971           34,046
                                                                            ---------         ---------        ---------

EXPENSES:
  Interest expense                                                            184,021           170,945          215,342
  Professional fees                                                            -                -                 28,775
  Other expenses                                                               69,404            38,011           39,776
                                                                            ---------         ---------        ---------

      Total expenses                                                          253,425           208,956          283,893
                                                                            ---------         ---------        ---------

LOSS BEFORE INCOME TAXES AND EQUITY IN
  UNDISTRIBUTED INCOME OF SUBSIDIARY                                         (244,612)         (207,985)        (249,847)

INCOME TAX BENEFIT                                                           (103,714)          (80,332)        (122,952)
                                                                            ---------         ---------        ---------

LOSS BEFORE EQUITY IN UNDISTRIBUTED
  INCOME OF SUBSIDIARY                                                       (140,898)         (127,653)        (126,895)

EQUITY IN UNDISTRIBUTED INCOME
  OF SUBSIDIARY                                                              (216,125)         (142,467)         226,137
                                                                            ---------         ----------       ---------

NET (LOSS) INCOME                                                           $(357,023)        $(270,120)       $  99,242
                                                                            =========         =========        =========

                            STATEMENTS OF CASH FLOWS

                                                                        2000               1999                  1998
                                                                     ---------          -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                  $(357,023)         $  (270,120)         $    99,242
  Adjustments to reconcile net (loss) income to net
    cash provided by operating activities:
    Equity in undistributed income of subsidiary                       216,125              142,467             (416,213)
    Depreciation and amortization                                       -                   -                     26,450
    Deferred income taxes                                             (103,715)             (80,332)            (122,952)
    Net changes in:
      Other assets                                                      18,306               18,307                1,494
      Accrued expenses and other liabilities                           235,898              554,288               19,697
                                                                     ---------          -----------          -----------

        Net cash provided (used) in operating activities                 9,591              364,610             (392,282)
                                                                     ---------          -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                                        --                   --            1,489,784
                                                                     ---------          -----------           ----------

        Net cash provided by investing activities                           --                   --            1,489,784
                                                                     ---------          -----------           ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings                                                  --            1,800,000                   --
  Principal payments on borrowings                                    (115,000)          (1,907,500)          (1,400,000)
                                                                     ---------          -----------           ----------

        Net cash used in financing activities                         (115,000)            (107,500)          (1,400,000)
                                                                     ---------          -----------          -----------

NET (DECREASE) INCREASE IN CASH                                       (105,409)             257,110             (302,498)

CASH AT BEGINNING OF YEAR                                              259,558                2,448              304,946
                                                                     ---------          -----------          -----------

CASH AT END OF YEAR                                                  $ 154,149          $   259,558          $     2,448
                                                                     =========          ===========          ===========


Supplemental disclosures:
  Interest payments                                                  $ 183,229          $   170,398          $   200,918
                                                                     =========          ===========          ===========

18.   PENDING MERGER

          On October 11, 2000, GrandBanc, Inc. ("GrandBanc") entered into an Agreement and Plan of Merger with Century Bancshares, Inc. ("Century") whereby the stockholders of GrandBanc will receive .3318 shares of the common stock of Century for each GrandBanc common share. The merger is structured as a pooling-of-interests. The transaction is subject to various regulatory approvals and the approval of the stockholders of Century and GrandBanc.

                                  EXHIBIT INDEX

   23.1     Consent of Stegman & Company, independent auditors of GrandBanc.